UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

Brandywine Operating Partnership, L.P.
(Exact name of issuer as specified in charter)

DELAWARE	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

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Item 8.01.	Other Events

     On September 13, 2004, we and our sole general partner, Brandywine Realty Trust (“BRT”), entered into an underwriting agreement (the “Underwriting Agreement,” a copy of which is attached hereto as Exhibit 1.1) with Citigroup Global Markets Inc. (the “Underwriter”) pursuant to which BRT agreed to sell to the Underwriter an aggregate of 7,750,000 of BRT’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) at a price of $28.01 per share. BRT also has granted the Underwriter an option to purchase up to 1,162,500 additional Common Shares to cover over-allotments. Closing of the offering of the Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.

Item 9.01.	Financial Statements and Exhibits

Exhibit

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc. dated September 13, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.

23.1	Consent of Ernst & Young LLP

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Date: September 13, 2004	By:	Brandywine Realty Trust, its General Partner

	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc. dated September 13, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.

23.1	Consent of Ernst & Young LLP